Exhibit 4.1



                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                  ANICOM, INC.


         Anicom, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty Thousand (20,000) shares of Series B Convertible Preferred Stock, of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 20,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), $.01 par value (the "Series B Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

                  (1) Dividends and Liquidation Preference. The holders of the Series B Preferred Shares shall be entitled to receive on each share issued and outstanding, out of assets legally available for such purpose, cumulative preferential dividends which shall accrue and compound quarterly on each March 1, June 1, September 1 and December 1 (each, a "Dividend Reference Date"), commencing to accrue on the date of issuance of such Series B Preferred Share (the "Issuance Date") at the rate of three percent (3%) per annum of the Liquidation Preference (as defined below); such dividends shall be cumulative, and accrue daily, whether or not earned, declared, or legally available for payment, from and after the Issuance Date up to and including the date the Series B Preferred Shares shall no longer be outstanding. Accrued dividends shall be payable, in arrears, in cash on each March 1 and September 1, beginning March 1, 1999 (each, a "Dividend Payment Date"). The liquidation preference of the Series B Preferred Shares shall be






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         $1,000.00 per share plus any accrued and unpaid  dividends  through the date of payment (in the case of a redemption or Liquidation) or conversion, as the case may be (the "Liquidation Preference").

                  (2) Voting Rights. The Series B Preferred Shares will not be entitled to any voting rights of any kind, whether as a separate class or together with other classes or series of securities, except that the holders of the Series B Preferred Shares shall be entitled to the following rights: (i) the Series B Preferred Shares shall vote as a separate class with respect to any proposed amendments to the terms and conditions of the Series B Preferred Shares that would be adverse to the holders of the Series B Preferred Shares; (ii) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, following the occurrence of an Event of Noncompliance and until such Event of Noncompliance is cured, the Initial Holder or its Permitted Transferees shall, collectively, be entitled to vote together with the holders of Common Stock, as one class, on an as converted basis at the then applicable Conversion Ratio (as defined below) all Series B Preferred Shares beneficially owned thereby (as if such Series B Preferred Shares had been fully converted immediately prior to the date on which a date of record is taken for such vote, or, if no record is taken, the date as of which the record holders of Common Stock entitled to vote are to be determined); (iii) the right to elect the Series B Directors to the extent provided for in
         Section 3(e) hereof; (iv) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, the affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares, voting as a separate class and as a single voting group, shall be necessary for authorizing, effectuating or validating any Adverse Organic Change; (v) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, in the event that the Company desires to purchase or redeem in excess of 5% of the outstanding shares of any class of Junior Securities in one or more transactions during any twelve (12) consecutive month period (the "5% Threshold"), before purchasing or redeeming any Junior Securities in excess of such 5% Threshold during any such calendar quarter, the Company shall first offer to purchase or redeem from the Initial Holder and its Permitted Transferees all of the outstanding Series B Preferred Shares owned by the Initial Holder and its Permitted Transferees at a price equal to the Liquidation Preference as of such date; and (vi) such other voting rights as may be provided by law.

                  (3)      Redemption.

                           (a) Mandatory Redemption. On the fifth anniversary of the Issuance Date (the "Mandatory Redemption Date"), the Company shall redeem all (but, subject to Section 3(e) hereof, not less than all) of the then outstanding Series B Preferred Shares for a price per share (the "Redemption Price") equal to the Liquidation Preference as of such date. The Redemption Price shall be paid in cash to the holders of the Series B Preferred Shares on the Mandatory Redemption Date, provided that if any holder has not delivered to the Company certificates representing the Series B Preferred Shares on or prior to the Mandatory Redemption Date, the Company shall send written notice to each such holder that the Mandatory Redemption Date has occurred and shall pay the Redemption Price to each such holder within ten (10) business days of receipt of its share certificate(s).






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                           (b) Redemption at Company's Option. At any time after
         the third anniversary of the Issuance Date, the Company, at its option, may redeem all (but not less than all), of the then outstanding Series B Preferred Shares for a price per share equal to the Redemption Price as of the Company Redemption Date by giving notice (a "Call Notice") to each holder of Series B Preferred Shares not less than sixty (60) days prior to the Company Redemption Date. Such Call Notice shall indicate
         (A) the date that such redemption is to become effective (the "Company Redemption Date"), (B) the applicable Redemption Price, (C) where payment of the Redemption Price will be made, and (D) the then current Conversion Price. Notwithstanding the foregoing, the Series B Preferred Shares may be converted in accordance with Section 4 hereof at any time after a Call Notice has been given, but prior to the Company Redemption Date. On and after the Company Redemption Date, the holder of any Series B Preferred Shares shall have no further rights except to receive, upon surrender of the certificate(s) representing the Series B Preferred Shares, the Redemption Price; provided, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company on the Company Redemption Date or within three (3) business days thereafter and the Company fails to pay to such holder the Redemption Price with respect to such Series B Preferred Shares within thirty (30) days after the Company Redemption Date, then such holder will retain all of its rights as a shareholder with respect to such Series B Preferred Shares, including the accrual of dividends from the Redemption Date until such payment is made; provided further, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company after the third (3rd) business day after the Company Redemption Date, except as set forth in the following clause, then such holder shall not retain any of its rights as a shareholder with respect to such Series B Preferred Shares, including the accrual of dividends; provided further, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company after the third (3rd) business day after the Company Redemption Date and the Company fails to pay to such holder the Redemption Price with respect to such Series B Preferred Shares within thirty (30) days after the date on which such certificate(s) have been delivered to the Company (the "Tender Date"), then such holder will retain all of its rights as a shareholder with respect to such Series B Preferred Shares from the Tender Date until such payment is made, including the accrual of dividends from the Tender Date until such payment is made.

                           (c) Scheduled Redemption at Holder's Option. Each holder of Series B Preferred Shares, at its option, may require the Company to redeem all (but not less than all), of the then outstanding Series B Preferred Shares beneficially owned by such holder for a price per share equal to the Redemption Price as of the effective date of such redemption (i) at any time after the third anniversary of the Issuance Date by giving notice to the Company not less than fifty (50) days prior to the date on which such shares are to be redeemed or (ii) at any time following the occurrence of an Event of Noncompliance which has not been cured by the Company by giving notice to the Company not less than one (1) business day prior to the date on which such shares are to be redeemed.






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                           (d)  Special  Redemption  at  Holder's  Option.  As a
         condition to the issuance or sale by the Company of any Senior or Pari Passu Securities (as defined below), the Company shall give notice (a "Senior or Pari Passu Securities Issuance Notice") to the Initial Holder and its Permitted Transferees, so long as the Initial Holder and its Permitted Transferees own any of the then outstanding Series B Preferred Shares, not less than ten (10) business days prior to the date on which such Senior or Pari Passu Securities are to be issued or
         sold,  describing  in  reasonable  detail  the  powers,   designations,
         preferences  and  other  special  rights of such  Senior or Pari  Passu
         Securities. Following any such notice, the Initial Holder and its Permitted Transferees, so long as the Initial Holder and its Permitted Transferees own any of the then outstanding Series B Preferred Shares, at their collective option, may require the Company to redeem all (but not less than all) of the then outstanding Series B Preferred Shares then held by the Initial Holder and its Permitted Transferees for a price per share equal to the Redemption Price as of the effective date of such redemption by giving notice (a "Special Put Notice") to the Company within five (5) business days of the receipt by the Initial Holder and its Permitted Transferees of the Senior or Pari Passu Securities Issuance Notice. Upon receipt of such Special Put Notice, the Company shall be obligated to redeem all (but not less than all) of the then outstanding Series B Preferred Shares then held by the Initial Holder and its Permitted Transferees on a date no later than sixty (60) days after the date upon which the Senior or Pari Passu Securities Issuance Notice was received by the Initial Holder and its Permitted Transferees.

                           (e) Insufficient Funds; Failure to Redeem. If the funds of the Company legally available for redemption of Series B Preferred Shares are insufficient to redeem the total number of Series B Preferred Shares to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of Series B Preferred Shares ratably among the holders of such shares to be redeemed based upon the aggregate Redemption Price of the Series B Preferred Shares held by each such holder. Thereafter, when additional funds of the Company are legally available for the redemption of Series B Preferred Shares, such funds will be used to redeem the balance of the Series B Preferred Shares which the Company became obligated to redeem but which it has not redeemed (such redemptions to be made on a monthly basis). In case fewer than the total number of Series B Preferred Shares represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed Series B Preferred Shares will be issued to the holder without cost to such holder promptly after surrender of the certificate representing the redeemed Series B Preferred Shares. So long as the Initial Holder and its Permitted Transferees are, collectively, the owners of at least 20% of the then outstanding Series B Preferred Shares, if the Company fails to redeem all of the then outstanding Series B Preferred Shares on or before any redemption date, whether due to the lack of sufficient funds or otherwise, and such failure to redeem is not cured in full on or before the tenth (10th) business day following written notice from the Initial Holder and its Permitted Transferee to the Company of such failure to redeem, thereafter, the Initial Holder and its Permitted Transferees shall, collectively, be entitled to elect two members of the Board of Directors (the "Series B Directors") who shall be entitled to serve until the earlier of (i) the redemption of all of the then






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         outstanding Series B Preferred Shares beneficially owned by the Initial
         Holder and its Permitted Transferees,  or (ii) the date as of which the
         Initial   Holder  and  its   Permitted   Transferees   no  longer  are,
         collectively, the owners of at least 20% of the then outstanding Series B Preferred Shares. The Company covenants and agrees to amend its bylaws, if necessary, and take such other actions as may be necessary
         to  allow  the  Initial  Holder  and  its  Permitted   Transferees  to,
         collectively, elect the Series B Directors upon the occurrence of the circumstances described in this Section 3(e).

                  (4) Conversion of Series B Preferred Shares. The Series B Preferred Shares shall be convertible into shares of Common Stock on the following terms and conditions:

                           (a) Conversion by Holder. Upon written notice to the Company by the holder thereof, each Series B Preferred Share shall be convertible at any time into a number of fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock to be determined by dividing the Liquidation Preference by the then current Conversion Price (the "Conversion Ratio").

                           (b) Mandatory Conversion. If, at any time following the Issuance Date, the Average Trading Price of the Common Stock exceeds the percentage of the Conversion Price set forth below, then the corresponding number of Series B Preferred Shares will convert into Common Stock at the then applicable Conversion Ratio automatically, without further action required of the Company or holders thereof, such conversion to be allocated among the holders thereof on a pro rata basis based upon their respective holdings:


           Average Trading Price as a        Number of Series B Preferred Shares
         Percentage of Conversion Price                to be Converted
         ------------------------------      -----------------------------------

                      130%                   6,667 (less any Series B Preferred
                                                Shares previously converted)

                      160%                   13,333 (less any Series B Preferred
                                                Shares previously converted)
                      190%
                                             20,000 (less any Series B Preferred
                                                Shares previously converted)


                           (c) Adjustment to Conversion Price. In order to prevent dilution of the conversion rights granted to holders of Series B Preferred Shares hereunder, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4(c).

                                 (i) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.





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                                    (ii)    Reorganization,    Reclassification,
         Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that each of the holders of the Series B Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in
         exchange  for  the  number  of  shares  of  Common  Stock   immediately
         theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to ensure that the provisions of this Section 4(c) will thereafter be applicable to the Series B Preferred Shares. The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series B Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                                    (iii)   Notices.

                                            (A) Immediately  upon any adjustment
         of the Conversion Price, the Company will give written notice thereof to each holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            (B) The  Company  will give  written
         notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or sets a record date (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change or Liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.





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


                                            (C)  The  Company   will  also  give
         written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which any Organic Change or Liquidation will take place.

                                            (D) The Company  shall give  written
         notice to the holders of the Series B Preferred Shares promptly after the occurrence of the automatic conversion of the Series B Preferred Shares into Common Stock as set forth in Section 4(b) hereof.

                           (d) Mechanics of Conversion. Subject to and in compliance with all federal and state securities laws, the conversion of Series B Preferred Shares pursuant to this Section 4 will be deemed to have been effected (and the holder thereof will be deemed to be the registered holder of the Conversion Shares), automatically if conversion is pursuant to Section 4(b) hereof, or, if converted at the option of the holder of Series B Preferred Shares pursuant to Section 4(a) hereof, by and on the date of surrender of certificates representing the Series B Preferred Shares being converted to the Company at its principal place of business, together with the Notice of Conversion attached hereto as Exhibit I. As soon as practicable after such conversion, the Company shall cause the transfer agent to deliver to the registered holder thereof (a) a certificate representing the shares of Common Stock to which the holder is entitled as a result of such conversion, and (b) a new certificate for Series B Preferred Shares for the unconverted shares of Series B Preferred Shares, if any, represented by the surrendered certificate. The Company shall at all times reserve for issuance a sufficient number of shares of Common Stock to be issued as Conversion Shares, and upon issuance thereof, the Conversion Shares shall be fully paid and nonassessable.

                           (e) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (5)      Transferability

                           (a) Right of First Offer. Prior to selling or otherwise disposing (each, a "Transfer") of any Series B Preferred Shares to any Person, other than a Permitted Transferee, the holder proposing to make such Transfer (the "Transferring Holder") shall deliver a written notice (an "Offer Notice") to the Company. The Offer Notice shall disclose in reasonable detail the proposed number of Series B Preferred Shares to be transferred (the "Offered Series B Preferred Shares") and the proposed terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Offered Series B Preferred Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder within ten (10) business days (the "Election Period") after the delivery of the Offer Notice. If the Company has elected to purchase all of the Offered Series B Preferred Shares from






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         the  Transferring   Holder,  the  transfer  of  such  shares  shall  be
         consummated within thirty (30) days after the Company's notice of its intent to purchase such shares on the terms and upon the conditions specified in the Offer Notice. To the extent that the Company has not elected to purchase all of the Offered Series B Preferred Shares, the
         Transferring   Holder  may,  within  forty-five  (45)  days  after  the
         expiration of the Election Period, transfer all (but not less than all) of such Offered Series B Preferred Shares to one or more Persons in concurrent transactions at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable than offered to the Company in the Offer Notice. Prior to any transfer of any Offered Series B Preferred Shares after such forty-five (45) day period has expired, such Offered Series B Preferred Shares shall first be offered to the Company under this Section 5(a).

                           (b) Securities Law Restrictions. In addition to the terms set forth in Section 5(a) hereof, the Series B Preferred Shares may not be transferred, except pursuant to an exemption or exclusion from the registration requirements under the Securities Act of 1933, as amended, which does not require the filing by the Company with the Securities and Exchange Commission of any registration statement, offering circular or other document, in which case, the Transferring Holder shall first supply to the Company an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) that such exemption or exclusion is available; provided that no such opinion of counsel shall be required with respect to a transfer by the Initial Holder to a Permitted Transferee.

                           (c) Legend. Each certificate evidencing Series B Preferred Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD OTHER THAN TO A PERMITTED TRANSFEREE EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, HAS BEEN GIVEN BY COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK, OF THE COMPANY (THE "DESIGNATIONS"). A COPY OF SUCH DESIGNATIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (6)      Certain Definitions.

                           "Adverse Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Series B Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets, other than cash per share equal to the Liquidation Preference or other than shares of capital stock of the Company or successor entity having rights and preferences no less favorable to those provided to the holders of the Series B Preferred Shares prior to such transaction.

                           "Average Trading Price" means, as of a given date, an amount equal to the arithmetic average of the last closing sale price of the Common Stock on the Principal Market for the Measurement Period as reported by Bloomberg Financial Markets, absent manifest error.

                           "Conversion   Price"   means   $14.25,   subject   to
         adjustment as provided in Section 4(c) hereof.

                           "Conversion Date" means, as to any particular Series B Preferred Shares, the date such shares are automatically converted pursuant to Section 4(b) and in the case of a conversion by a holder, the date on which such holder delivers to the Company the certificates representing the Series B Preferred Stock being converted or such later date as may be specified by such holder in the Notice of Conversion.

                           "Conversion Shares" means shares of the Company's Common Stock, US $.001 par value, issuable upon conversion of the Series B Preferred Shares, as provided in Section 4 hereof.

                           "Event of Noncompliance" means the failure by the Company to (i) declare a dividend pursuant to Section 1 hereof on any Dividend Reference Date, (ii) pay a dividend pursuant to Section 1 hereof on any Dividend Payment Date or (iii) pay the Redemption Price when due, in any such case, which failure continues for a period of ten
         (10) business days following notice thereof to the Company from the holders of the Series B Preferred Shares.

                           "Initial Holder" means the Person to whom the Series B Preferred Shares are initially issued by the Company.





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



                           "Junior Securities" shall mean shares of the Company's Common Stock, US $.001 par value per share, and any other class of capital stock of the Company which by its terms is subordinate in liquidation preference and payment of dividends to the rights of the holders of the Series B Preferred Stock.

                           "Measurement Period" means a ten (10) consecutive trading day period, provided that if the aggregate trading volume reported by Bloomberg Financial Markets (absent manifest error) during such period is less than 1,300,000 shares of Common Stock, additional trading days will be added to the Measurement Period until the Measurement Period covers the first to occur of (A) aggregate trading volume of 1,300,000 shares of Common Stock, or (B) twenty consecutive trading days with an aggregate trading volume of at least 450,000 shares of Common Stock.

                           "Permitted Transferee" means (i) Ronald Stern (or, in the event of Ronald Stern's death or permanent incompetency, his personal representative for purposes of the administration of his estate or the protection and management of his assets) or (ii) any other Person, directly or indirectly, controlled by, or under the common control of, Ronald Stern as of the date of any Transfer thereto.

                           "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an association or other entity or organization, an unincorporated organization and a government or any department or agency thereof.

                           "Principal Market" means the quotation system or national exchange from among the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, or any successor to any of the foregoing, upon which the largest volume of shares of the Company's Common Stock shall have traded during the sixty (60) trading days prior to the date of determination.

                           "Senior or Pari Passu Securities" means any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior or pari passu in rank and priority with the Series B Preferred Shares in respect to the preferences as to dividends, distributions or redemptions or payments upon a Liquidation.

                  (7) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series B Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series B Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.





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




                  (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), the holders of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any Junior Securities, an amount per Series B Preferred Share equal to the Liquidation Preference; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares, then each holder of Series B Preferred Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series B Preferred Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a Liquidation. No holder of Series B Preferred Shares shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein.

                  (9) Shares to be Retired. Any share of Series B Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Company shall be retired and canceled and may not be reissued.

                  (10) No Fractional Shares. In connection with any conversion, Liquidation, redemption, or otherwise, the Company shall only issue Common Stock in denominations equal to the nearest, lower whole number; fractional shares due holders will be allocated their cash value and paid by the Company to the holder by check.

                  (11) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series B Preferred Shares in respect to the preferences as to dividends and distributions and payments upon a Liquidation and the rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series B Preferred Shares.

                  (12) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any preferred stock certificates representing the Series B Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and upon surrender and cancellation of the preferred stock certificate(s), if mutilated, the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen preferred stock certificates if holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

                  (13) Shareholder Action. Except as otherwise set forth herein, any matter to be voted upon by the holders of the Series B Preferred Shares may be approved by the written consent of the holders of a majority of the then outstanding Series B Preferred Shares.

                  (14) Additional Series B Preferred Shares. The Company hereby covenants and agrees that, other than the Series B Preferred Shares, it shall not authorize or issue any additional shares of Series B Preferred Stock.


         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Don Welchko, its Vice President as of the 18th day of September, 1998.


                                             ANICOM, INC.


                                             By:     /S/ DONALD C. WELCHKO
                                                     ---------------------
                                             Title:  Vice President
                                                     ---------------------

                                    EXHIBIT I

                                  ANICOM, INC.
                              NOTICE OF CONVERSION


Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Anicom, Inc. (the "Designation"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $.01 (the "Series B Preferred"), of Anicom, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series B Preferred specified below as of the date specified below:

         Date of Conversion                    _________________________________

         Number of shares of Series B
         Preferred to be converted:            _________________________________

         Stock certificates no(s). of Series B
         Preferred to be converted:            _________________________________

Please confirm the following information:

         Conversion Price:                     _________________________________

         Number of shares of Common Stock
         to be issued:                         _________________________________


Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

         Issue to:                             _________________________________
                                               _________________________________
                                               _________________________________
                                               _________________________________
                                               _________________________________
                                               _________________________________
                                               _________________________________

         Phone No. of converting holder:       _________________________________

         Duly executed:                        By_______________________________

         Name & Title:                         _________________________________

         Dated:                                _________________________________